Exhibit 99.1

[LOGO OF THE WET SEAL INC.]

NEWS

contact: William Langsdorf, Senior Vice President/CFO

(949) 699-3919

THE WET SEAL ANNOUNCES RESIGNATION OF CHIEF

ADMINISTRATIVE OFFICER

FOOTHILL RANCH, CA, October 13, 2003—Specialty retailer The Wet Seal, Inc. (Nasdaq: WTSLA) today announced the resignation of Walter Parks, the company’s Executive Vice President and Chief Administrative Officer.

“Since joining the company in 2001 as Chief Financial Officer, Walter has made a significant contribution to the growth of Wet Seal,” said Peter D. Whitford, Chief Executive Officer of The Wet Seal, Inc. “I would like to personally thank him for the role he has played and wish him all of the best for the future.”

Whitford said Parks would not be replaced, with his responsibilities being assumed by the company’s Senior Vice President and Chief Financial Officer, Bill Langsdorf, and Executive Vice President of Central Planning and Allocation, Joseph Deckop.

Headquartered in Foothill Ranch, California, The Wet Seal, Inc. is a leading specialty retailer of fashionable and contemporary apparel and accessory items. The company currently operates a total of 620 stores in 47 states, the District of Columbia and Puerto Rico, including 484 Wet Seal stores, 105 Arden B. stores and 31 Zutopia stores. The company’s products can also be purchased online at www.wetseal.com or www.ardenb.com. For more company information, visit www.wetsealinc.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements that relate to the Company’s opening and closing of stores, profitability and growth, demand for its products or any other statements that relate to the intent, belief, plans or expectations of the Company or its management. All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors beyond the Company’s control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company’s filings with the Securities and Exchange Commission. This news release contains results reflecting partial year data and non-fiscal data that may not be indicative of results for similar future periods or for the full year. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

SOURCE: The Wet Seal, Inc.